Exhibit 10.20 (i2)

                     FIRST AMENDMENT TO SERVICES AGREEMENT

              This First Amendment to Services Agreement (the AAmendment@) is made as of the 27th day of March, 1997, by and among AMERICO LIFE, INC., a Missouri corporation (AALI@), THE OHIO LIFE INSURANCE COMPANY, an Ohio corporation (AOhio Life@), and THE OHIO CASUALTY INSURANCE COMPANY, an Ohio corporation (AOhio Casualty@). Ohio Life and Ohio Casualty are collectively referred to herein as AOhio.@

              WHEREAS, ALI and Ohio are parties to that certain Services Agreement dated as of October 2, 1995 (the AServices Agreement@); and

              WHEREAS, the parties wish to amend the Services Agreement in the manner provided in this
     Amendment;

              NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained in this Amendment, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

              1. SERVICED BUSINESS. Effective as of April 1, 1996, the Serviced Business (as defined in the Services Agreement) shall exclude the following accident and health insurance policies (the AExcluded Policies@):

              All liabilities associated with the accident and health (AA&H@) insurance policies of Ohio Life in force on January 1, 1995, or issued by Ohio Life to become effective on or after January 1, 1995, and all related riders and contracts of reinsurance, including:

                      (a)  All individual A&H contracts issued by Ohio Life;

                      (b) All  individual  A&H contracts  reinsured to Ohio Life from Ohio Casualty; and

                      (c) All group A&H contracts issued by or reinsured to Ohio
              Life, including the Ohio Casualty employee voluntary accidental death and dismemberment insurance and the CIGNA RE long term care insurance.

              Such exclusion shall not affect any settlements occurring after April 1, 1996, under the Services Agreement with respect to periods prior to April 1, 1996. Cash in an amount equal to $434,833, constituting the net amount calculated to reflect all settlements that have occurred under this Agreement with respect to the Excluded Policies for periods beginning on or after April 1, 1996, through December 31, 1996, shall be transferred by ALI to Ohio immediately upon execution of this Amendment via wire transfer to an account designated by Ohio. The calculation of such amount is set forth on the attached Schedule A.

         2. OTHER PROVISIONS. All references in the Services Agreement to the AAgreement@ shall be deemed to include this Amendment and the terms contained in this Amendment. Except as amended by this Amendment, all terms and conditions of the Services Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.


THE OHIO LIFE INSURANCE                     THE OHIO CASUALTY
INSURANCE COMPANY                           COMPANY

By                                          By
  ------------------------------            ---------------------------
    Name                                    Name
    Title                                   Title

                                            AMERICO LIFE, INC.
                                            By
                                            ---------------------------
                                            Title